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EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

MoSys, Inc.
Sunnyvale, California

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-64302, 333-104071, 333-118992, 333-123364, 333-132492, 333-141264, and 333-149756) of MoSys, Inc. of our report dated March 12, 2007, relating to the consolidated financial statements and financial statement schedule of MoSys, Inc. for the year ended December 31, 2006, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

San Francisco, California
March 13, 2009

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  EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm